Exhibit 5.1

               OPINION OF WALLACE, BAUMAN, FODIMAN & SHANNON, P.A.


                                November 22, 2000


Imperial Industries, Inc.
259 N. W. 21st Street
Pompano Beach, Florida 33069

         Re:      Imperial Industries, Inc.
                  1999 Employee Stock Option Plan
                  Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for Imperial Industries, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 600,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") issuable pyrsuant tothe Company's 1999 Employee Stock Option Plan (the "Plan").

         In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Registration Statement; the Company's Articles of Incorporation, as amended and filed with the Secretary of State of the State of Delaware; Bylaws and corporate minute book; and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that when issued or sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may


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hereafter come to our attention or any changes in law that may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                       Very truly yours,

                                       WALLACE, BAUMAN, LEGON, FODIMAN,
                                       PONCE & SHANNON, P.A.


                                       By:   /S/ BRYAN W.  BAUMAN
                                           -----------------------------
                                                BRYAN W.  BAUMAN